EXHIBIT 3.2

















                                     BYLAWS

                                       OF

                             CT COMMUNICATIONS, INC.



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                                                                 TABLE OF CONTENTS


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ARTICLE I. OFFICE................................................................................................4

ARTICLE II. SHAREHOLDERS.........................................................................................4
Section 1.              Annual Meeting.   .......................................................................4
Section 2.              Substitute Annual Meeting.  .............................................................4
Section 3.              Special Meetings.  ......................................................................4
Section 4.              Place of Meeting.........................................................................4
Section 5.              Notice of Meeting.   ....................................................................4
Section 6.              Closing of Transfer Books or Fixing of Record Date.  ....................................5
Section 7.              Voting Lists.           .................................................................5
Section 8.              Quorum...................................................................................6
Section 9.              Proxies.   ..............................................................................6
Section 10.             Voting of Shares.  ......................................................................6
Section 11.             Voting for Directors.  ..................................................................6
Section 12.             Informal Action by Shareholders..........................................................6

ARTICLE III. BOARD OF DIRECTORS..................................................................................7
Section 1.              General Powers.  ........................................................................7
Section 2.              Number, Tenure and Qualifications.  .....................................................7
Section 3.              Removal..................................................................................7
Section 4.              Regular Meetings.  ......................................................................7
Section 5.              Special Meetings.  ......................................................................7
Section 6.              Notice.  ................................................................................7
Section 7.              Quorum.  ................................................................................8
Section 8.              Manner of Acting.........................................................................8
Section 9.              Vacancies.  .............................................................................8
Section 10.             Presumption of Assent.  .................................................................8
Section 11.             Informal Action by Directors.  ..........................................................8
Section 12.             Executive Committee......................................................................9
Section 13.             Committees...............................................................................9

ARTICLE IV. OFFICERS.............................................................................................9
Section 1.              Number.  ................................................................................9
Section 2.              Election of Officers.   ................................................................10
Section 3.              Removal. ...............................................................................10
Section 4.              Chief Executive Officer.  ..............................................................10
Section 5.              Chairman of the Board.  ................................................................10
Section 6.              President.  ............................................................................10
Section 7.              Executive Vice President.   ............................................................11



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Section 8.              Vice Presidents.........................................................................11
Section 9.              Secretary.   ...........................................................................11
Section 10.             Treasurer.  ............................................................................11
Section 11.             Assistant Secretaries and Assistant Treasurers.  .......................................11
Section 12.             Salaries.  .............................................................................11

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS...............................................................12
Section 1.              Contracts.  ............................................................................12
Section 2.              Loans...................................................................................12
Section 3.              Checks and Drafts.  ....................................................................12
Section 4.              Deposits.   ............................................................................12

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER.........................................................12
Section 1.              Certificate for Shares.  ...............................................................12
Section 2.              Transfer of Shares.  ...................................................................12

ARTICLE VII.  FISCAL YEAR.......................................................................................13

ARTICLE VIII.  DIVIDENDS........................................................................................13

ARTICLE IX.  SEAL...............................................................................................13

ARTICLE X.  WAIVER OF NOTICE....................................................................................13

ARTICLE XI.  AMENDMENTS.........................................................................................13

ARTICLE XII. INDEMNIFICATION....................................................................................14
Section 1.              Extent.   ..............................................................................14
Section 2.              Determination.  ........................................................................14
Section 3.              Advanced Expenses.  ....................................................................14
Section 4.              Indemnified Officer.  ..................................................................15
Section 5.              Reliance and Consideration.   ..........................................................15
Section 6.              Insurance.   ...........................................................................15

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                                ARTICLE I. OFFICE

            The principal office of the Corporation shall be located in the City of Concord, State of North Carolina. The Corporation may have such other offices, either within or without the State of North Carolina, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

            The registered office of the Corporation required by the North Carolina Business Corporation Act to be maintained in the State of North Carolina may be, but need not be, identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II. SHAREHOLDERS

            Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Thursday in April of each year at a time to be fixed by the Chief Executive Officer for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of North Carolina, such meeting shall be held on the next succeeding business day.

            Section 2. Substitute Annual Meeting. If the annual meeting shall not be held within the period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 5 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

            Section 3. Special Meetings. Special meetings of the share-holders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, or by the Secretary acting under his instructions, or by the Board of Directors.

            Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of North Carolina, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of North Carolina.

            Section 5. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. In the case of an annual or



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substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

            When a meeting is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than 120 days in any one adjournment, it is not necessary to give nay notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

            Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 70 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the recorded date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholder has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

            Section 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, within two days after notice of the meeting is given for which the list was prepared, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list, for a period beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours, and such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting; provided, however, that it shall not be necessary to prepare or produce such list in any case where the record of shareholders readily shows in alphabetical order or by alphabetical index, and by classes or series if such there be, the names of the shareholders entitled to vote, with their addresses and the amounts of their holdings. The original stock transfer books shall be

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prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

            Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

            Section 10. Voting of Shares. Each outstanding share of the Corporation entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter unless the vote of a greater number is required by law, by the Articles of Incorporation of the Corporation or by a bylaw adopted by the shareholders of the Corporation.

            Voting on all matters shall be by voice vote or by a show of hands unless the holders of more than ten percent of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that matter.

            Section 11. Voting for Directors. Unless otherwise provided in the Articles of Incorporation or in an agreement valid under the Act, the directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The shareholders do not have a right to cumulate their votes for directors.

            Section 12. Informal Action by Shareholders. Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation in the minute book of the Corporation, whether done before or after the action so taken.


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                         ARTICLE III. BOARD OF DIRECTORS

            Section 1. General Powers. The business and affairs of the Corporation shall be directed by its Board of Directors.

            Section 2. Number, Tenure and Qualifications. The number of Directors constituting the whole Board shall be not more than nine nor less than six as determined by the Board. The authorized number of Directors, within the limits above specified, may be changed by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors; provided, however, that if the number so determined is to be increased, or decreased, notice of proposed increase or decrease shall be included in the notice of the such meeting, or all of the Directors at the time in office shall be present at such meeting, or those not present at any time shall waive or have waived notice thereof in writing; and provided, further, that the number of Directors which shall constitute the whole Board shall not be less than six nor shall it be reduced to a number less than the number of Directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of shareholders for the election of Directors. Any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of North Carolina. Each Director must own directly at least five shares of the voting common stock of the Corporation.

            Section 3. Removal. Unless otherwise provided in the Articles of Incorporation, any director may be removed at any time only for cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him or her. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal for cause of the director. If any directors are so removed, new directors may be elected at the same meeting.

            Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice at the same date and place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time, date and place, either within or with out the State of North Carolina, for the holding of additional regular meetings.

            Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any date, time and place upon the call of the Chief Executive Officer or the Secretary acting under instructions from the Chief Executive Officer, or upon the call of any two Directors.

            Section 6. Notice. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each Director at his business



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address, by telegram or facsimile machine or telephone or other usual means of communication; provided, however, that special meetings may be held at any date, time and place without notice by unanimous consent of the Directors. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is transmitted by facsimile machine, such notice shall be deemed to be delivered when sent. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

            Section 7. Quorum. A majority of the number of Directors fixed as provided in Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

            Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in this Section. The vote of a majority of the number of Directors fixed as provided in Section 2 of this
Article III shall be required for the adoption of a resolution designating the Directors to constitute the Executive Committee. The vote of a majority of the Directors then holding office shall be required for the adoption, amendment or repeal of a bylaw which is a proper subject for such action by the Board of Directors, or for the adoption of a resolution dissolving the Corporation without action by the shareholders.

            Section 9. Vacancies. Except as otherwise expressly required by the provisions of the North Carolina Business Corporation Act, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

            Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business thereat, or unless his dissent or abstention from the action shall be entered in the minutes of the meeting or unless he shall file his written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or with the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a Director who voted in favor of such action.

            Section 11. Informal Action by Directors. Action taken by a majority of the Directors without a meeting is nevertheless action of the Board of Directors if written consent to the action

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in question is signed by all the Directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken.

            Section 12. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed as provided in
Section 2 of this Article III, may designate two or more Directors to constitute an Executive Committee. The Executive Committee, between meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. The designation of the Executive Committee and delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

            Meetings of the Executive Committee may be held at any time on call of the Chief Executive Officer or of any two members of the Committee. No notice of a meeting need be given if a majority of the Executive Committee is present, but whenever notice is given, a notice of one day given by mail, telephone, telegraph or telecopy shall be sufficient. A majority of the members shall constitute a quorum of all meetings. The Executive Committee shall keep minutes of its proceedings and submit them to the next succeeding meeting of the Board of Directors for approval.

            Section 13. Committees. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may create one or more committees, in addition to the Executive Committee, which may include a Corporate Governance Committee, Audit Committee, Compensation Committee, or such other committees as the Board of Directors may determine, and may appoint members of the Board of Directors to serve on such committees. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members of the Board of Directors to it must be approved by the greater of a majority of all of the Directors in office when the action is taken or the number of Directors required by the Articles of Incorporation for the taking of action by the Board of Directors. The provisions of the North Carolina Business Corporation Act and these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors or in the Article of Incorporation, each committee may exercise the authority of the Board of Directors, except as to the matters which the North Carolina Business Corporation Act specifically accepts from the authority of such committees. Nothing contained in this Section shall preclude the Board of Directors from establishing and appointing any committee, whether of Directors or otherwise, not having or exercising the authority of the Board of Directors.

                              ARTICLE IV. OFFICERS


            Section 1. Number. The officers of the Corporation shall be the Chief Executive Officer, the President, one or more Vice Presidents (one or two of whom may be designated Executive Vice President), a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries, and a Chairman of the Board of Directors if and when such Chairman of the Board shall be deemed necessary or desirable, and such other officers and assistant officers as the Board of Directors shall deem necessary or desirable. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

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            Section 2. Election of Officers. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders or at such time or times as the Board of Directors shall determine.

            Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.

            Section 4. Chief Executive Officer. If the Board of Directors shall appoint a Chairman of the Board and shall designate the Chairman of the Board as the Chief Executive Officer, the Chairman of the Board shall serve as the Chief Executive Officer of the Corporation. If a Chairman of the Board is not appointed by the Board of Directors or if the Chairman of the Board is not designated as the Chief Executive Officer, the President (or such other person as shall be named by the Board of Directors) shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, supervise and control the business and affairs of the Corporation. Such officer shall, when present, preside at all meetings of the shareholders. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general the Chief Executive Officer shall perform all duties incident to the position of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The title of the Chairman of the Board or the President, as the case may be, serving as the Chief Executive Officer may also refer to such officer's position as Chief Executive Officer, but such additional designation shall not be required.

            Section 5. Chairman of the Board. The Chairman of the Board, if and when elected, shall be chosen by and from among the Directors, shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.

            Section 6. President. Unless a Chairman of the Board has been appointed and also designated as the Chief Executive Officer, the President (or such other person as shall be named by the Board of Directors) shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive Officer, the President, in the absence of the Chief Executive Officer or in the event of such person's death or inability or refusal to act, shall perform the duties and exercise the powers of that office and, in

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addition, the President shall perform such other duties and shall have such other authority as the Board of Directors shall prescribe. Unless the Board of Directors shall otherwise provide, the President shall also be the Chief Operating Officer of the Corporation and, subject to the control of the Board of Directors, shall have all the duties and authority of that office.

            Section 7. Executive Vice President. The Executive Vice President, if and when elected, shall familiarize himself with the affairs of the Corporation, and, in the absence or disability of the President, shall possess all the powers of and perform all the duties of that officer, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors.

            Section 8. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors. At the request of the President (or, if and when elected, the Executive Vice President), any Vice President may act temporarily in the place of the President.

            Section 9. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer, or president, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, or by the President or by the Board of Directors.

            Section 10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, or President or by the Board of Directors.


            Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors or by senior officers.

            Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Director and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
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                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

            Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any con- tract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

            Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

            Section 1. Certificate for Shares. Certificates representing shares of the Corporation shall be in such form, including non-certificated shares, as shall be determined by the Board of Directors. Certificated shares shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary. All certificates for certificated shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates for certificated shares surrendered to the Corporation for transfer shall be cancelled and no new certificate for certificated shares shall be issued until the former certificate for certificated shares for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


            Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only (a) on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and (b) on surrender for cancellation of the certificate for such certificated shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
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                            ARTICLE VII. FISCAL YEAR

            The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board of Directors.

                             ARTICLE VIII. DIVIDENDS

            The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                ARTICLE IX. SEAL

            The corporate seal shall be in the form as it now exists, unless otherwise provided by the Board of Directors.

                           ARTICLE X. WAIVER OF NOTICE

            Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                             ARTICLE XI. AMENDMENTS

            Except as hereinafter otherwise provided, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

            The Board of Directors shall have no power to adopt a Bylaw:

            1. requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;

            2. providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee;

            3.          increasing or decreasing the number of Directors; or

            4.          classifying and staggering the election of Directors.


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            The Board of Directors shall have no power to readopt, amend or repeal a bylaw adopted, amended or repealed by the shareholders if such bylaw does not so authorize the Board of Directors.

                          ARTICLE XII. INDEMNIFICATION

            Section 1. Extent. In addition to the indemnification otherwise provided by law, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers (as hereinafter defined) against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status as Directors or officers, or in their activities in any of the foregoing capacities. The Corporation shall also and to the same extent indemnify its Directors and Indemnified Officers from activities in any capacity in which they are or were serving at the Corporation's request, in another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall not indemnify a Director or Indemnified Officer against liability or litigation expense that he may incur on account of his activities which at the time taken were known or believed by him to be clearly in conflict with the best interests of the Corporation. The Corporation shall also indemnify the Director or Indemnified Officer for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the Director or Indemnified Officer is entitled to indemnification hereunder.

            Section 2. Determination. Any indemnification under Section I shall be paid by the Corporation in any specific case only after a determination that the Director or Indemnified Officer did not act in a manner, at the time the activities were taken, that was known or believed by him to be clearly in conflict with the best interests of the Corporation. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of all the Directors of the Corporation who are not or were not parties to the action, suit or proceeding out of which the liability or expense for which indemnification is to be determined arose, or against whom the claim out of which such liability or expense arose is not asserted ("Disinterested Directors"), even though less than a quorum, or (b) if a majority (but not less than two) of Disinterested Directors so direct, by independent legal counsel in a written opinion, or (c) if there are less than two Disinterested Directors, by the affirmative vote of all of the Directors, or (d) by the vote of a majority of all of the voting shares other than those owned or controlled by Directors or Indemnified Officers who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (e) by a court of competent jurisdiction.

            Section 3. Advanced Expenses. Expenses incurred by a Director or Indemnified Officer in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the Disinterested Directors, even though less than a quorum, or, if there are less than two Disinterested Directors upon approval of the Board of Directors, be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the Corporation.

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            Section 4. Indemnified Officer. For purposes of this Article,
"Indemnified Officer" shall mean (a) each officer of the Corporation who is also a Director of the Corporation or (b) each other officer who is designated by the Board of Directors from time to time as an Indemnified Officer; provided, however, that if any person ceases to be an Indemnified Officer, then such cessation shall have no effect with respect to actions arising prior to such time of cessation.

            Section 5. Reliance and Consideration. Any Director or Indemnified Officer who at any time after the adoption of this Article serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article. No amendment, modification or repeal of this
Article XII shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

            Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of its Directors, officers, employees and agents and those persons who were serving at the request of the Corporation in any capacity in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any Director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.


Last Amended: February 25, 1999


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